Fifth Street Finance Corp. Announces Promotion of Richard A. Petrocelli to CFO

GREENWICH, CT, July 23, 2014 -- Fifth Street Finance Corp. (NASDAQ:FSC) (“FSC”) today announced that its Board of Directors promoted a member of FSC’s management team, Richard A. Petrocelli, to Chief Financial Officer. Alexander C. Frank is stepping down as CFO but remains Chief Operating Officer of Fifth Street Management LLC, FSC’s investment adviser. In his role as COO of Fifth Street Management LLC, Mr. Frank oversees the platform’s finance and operations infrastructure including FSC, Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR) (“FSFR”) and various Fifth Street private funds. Mr. Petrocelli will continue to report to Mr. Frank.

Prior to his promotion, Mr. Petrocelli served as Chief Accounting Officer of FSC. Previously, Mr. Petrocelli spent 15 years at Saratoga Partners, a middle market private equity firm, where he was Managing Director and CFO. Additionally, Rich served as CFO and Chief Compliance Officer of Saratoga Partner’s publicly-traded business development company, Saratoga Investment Corp. and has over 20 years of finance and accounting experience across a wide variety of roles in the asset management industry. Mr. Petrocelli has also been promoted to CFO of FSFR.

“As we broaden our platform, we are proud to elevate certain individuals in recognition of their expanded responsibilities,” stated FSC’s Chief Executive Officer, Leonard M. Tannenbaum, adding, “Rich has been a key member of the finance and accounting team and is well-suited to take over the CFO position from Alex, who continues to be a senior leader of the platform as COO of Fifth Street Management LLC.”

About Fifth Street Finance Corp.

Fifth Street Finance Corp. is a leading specialty finance company that provides custom-tailored financing solutions to mid-sized companies, primarily in connection with investments by private equity sponsors.  The company originates and invests in one-stop financings, first lien, second lien, mezzanine debt and equity co-investments.  FSC’s investment objective is to maximize its portfolio’s total return by generating current income from its debt investments and capital appreciation from its equity investments.  The company has elected to be regulated as a business development company and is externally managed by Fifth Street Management LLC, an SEC-registered investment adviser and leading alternative asset manager with $5 billion in assets under management.  With a track record of more than 16 years, Fifth Street’s nationally recognized platform has the ability to hold loans up to $150 million, commit up to $250 million and structure and syndicate transactions up to $500 million.  Fifth Street Management received the 2014 ACG New York Champion’s Award for “Senior Lender Firm of the Year” and was named both 2013 “Lender Firm of the Year” by The M&A Advisor and “Lender of the Year” by Mergers & Acquisitions. FSC’s website can be found at fsc.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the company. Words such as “believes,” “expects,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Contact:
Dean Choksi, Executive Director of Finance & Head of Investor Relations
(203) 681-3722
dchoksi@fifthstreetfinance.com

Media Contact:
Nick Rust
Prosek Partners
(212) 279-3115 ext. 252
pro-fifthstreet@prosek.com